Exhibit 23.1.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to Form S-8 (Registration No. 333-87935) of AT&T Corp., of our report dated March 17, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Current Report on Form 8-K filed on March 17, 2000.



PricewaterhouseCoopers LLP
New York, New York
June 29, 2000